                                                                   EXHIBIT 10.19

                                                                         Indiana


================================================================================

                             REAL ESTATE MORTGAGE

                                     among

                 California Pellet Mill Company, as Mortgagor,

                                      and

            CREDIT LYONNAIS NEW YORK BRANCH, as agent, as Mortgagee

                         Dated as of December 10, 1996

================================================================================

This document was prepared by,
and after recording should be
returned to:

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attn:  James Hisiger, Esq.
----

                                                                         Indiana

                             REAL ESTATE MORTGAGE
                              --------------------

          THIS REAL ESTATE MORTGAGE, dated as of the 10th day of December, 1996, between California Pellet Mill Company, a California corporation ("Mortgagor"), having its principal office at 150 Burke Street, Nashua, New Hampshire 03060, and Credit Lyonnais New York Branch ("Mortgagee"), having an office at 1301 Avenue of the Americas, New York, New York 10019, as agent for the lenders under that certain Credit Agreement, dated as of December 10, 1996 (the "Credit Agreement"), among Gencor Industries, Inc., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto ("Lenders") and Mortgagee.


                              W I T N E S S E T H
                              -------------------

          TO SECURE:

          (i) The Principal sum of ninety-five million dollars ($95,000,000) as evidenced by, and all of Mortgagor's obligations under, that certain Subsidiaries' Guarantee dated as of the date hereof (the "Subsidiaries' Guarantee") from Mortgagor and the other Subsidiaries named therein in favor of Mortgagee, which;

          (ii) performance and observance of each term to be performed by Mortgagor under the Credit Agreement and any of the Loan Documents;

          (iii) performance and observance of each term contained in this Mortgage and payment of all sums payable by Mortgagor to Mortgagee as provided in this Mortgage; and

          (iv) future obligations of Mortgagor to Mortgagee and future advances by Mortgagee and the obligations therefore as evidenced by the Subsidiaries' Guarantee, in actual amount not to exceed ($95,000,000) ninety-five million dollars.

Mortgagor hereby conveys, grants, assigns, transfers and sets over to Mortgagee the following (collectively, the "Mortgaged Property"):

          (A)    the real property described in Exhibit A attached hereto and
                                                ---------
     made a part hereof (the "Premises");

          (B) all buildings, improvements and fixtures now or hereafter located or erected on the Premises (the "Improvements");

          (C) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by Mortgagor, including, without limitation, upon the happening and during the continuance of an Event of Default, the right to receive and collect the rents, issues and profits derived or to be derived by Mortgagor therefrom; and

          (D) all right, title and interest of Mortgagor in and to (i) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the Premises or the

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     Improvements and (ii) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever.

          IN THE EVENT Mortgagor shall perform its obligations under the Credit Agreement in accordance with the terms thereof and shall pay all of the sums payable hereunder by Mortgagor, and shall comply with the terms hereunder, then this Mortgage shall be null and void and of no further force and effect and shall be released by the Mortgagee at the expense of Mortgagor.


          SECTION 1.  COVENANTS
                      ---------

          Mortgagor covenants with Mortgagee as follows:

          1.1    Definitions.  As used in this Mortgage, all capitalized terms
                 -----------
not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement:

          Default Rate:  ABR plus 3 1/2% per year.
          ------------

          Events of Default:  (a) any Event of Default or (b) the default in the
          -----------------
     payment of any Imposition required to be paid under this Mortgage.

          Mortgage:  this instrument, and any and all renewals, modifications,
          --------
     amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

          Requirements of Law:  all laws, ordinances, orders, judgments, rules
          -------------------
     and regulations applicable to the Mortgaged Property.

          Taking:  a taking of all or any part of the Mortgaged Property or any
          ------
     interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Mortgaged Property or any part thereof.

          1.2    Payment of Indebtedness.  Mortgagor shall pay the indebtedness
                 -----------------------
secured by this Mortgage in accordance with the terms of the Credit Agreement and perform each obligation to be performed under this Mortgage and any of the other Loan Documents.

          1.3    Insurance.  (a) Mortgagor shall maintain with insurers approved
                 ---------
by Mortgagee:

          (i) Insurance covering the Improvements against loss or damage by fire, lightning, vandalism and malicious mischief and by such other, further and additional risks as now are or hereafter may be covered by the standard extended coverage endorsement in amounts not less than the full insurable value (actual replacement value less actual physical depreciation);

          (ii) If the Mortgaged Property is located within a flood hazard area, flood insurance in the amount required under Section 7.1(u) of the Credit Agreement;

          (iii) Comprehensive public liability, property damage and business interruption insurance applicable to the Mortgaged Property in such amounts as provided in Section 8.5 of the Credit Agreement;

          (iv) During the course of any construction or repair of the Improvements, workers' compensation insurance in amounts reasonably satisfactory to Mortgagee;

          (v) During the course of any construction or repair of Improvements, builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, during construction of the Improvements, covering the total value of work performed and equipment, supplies and materials furnished;

          (vi) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in amounts reasonably satisfactory to Mortgagee; and

          (vii) Such other insurance, and in such amounts, as reasonably may be required by Mortgagee against the same or other hazards to the extent provided in Section 8.5 of the Credit Agreement.

All policies of insurance shall, except for workers' compensation insurance, name Mortgagee as additional named insured and loss payee as its interest may require.

          (b) Mortgagor will make all payments for insurance premiums and will deliver to Mortgagee, promptly upon request, copies of all insurance policies required hereunder (or, in the case of blanket policies, certificates thereof) together with evidence of payment of all premiums due thereon.

          (c) Any amounts advanced or expended by Mortgagee to pay costs of collection of insurance proceeds hereunder, including, without limitation, reasonable attorneys' fees, costs and disbursements, shall be paid by Mortgagor to Mortgagee on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

          1.4    Maintenance, Repairs, Additions, etc.  Mortgagor shall (a)
                 -------------------------------------
maintain the Mortgaged Property in good condition and repair (including, without limitation, any repair or rebuilding required as a result of any damage, destruction or Taking of the Mortgaged Property), wear and tear excepted, and shall not commit or suffer any waste thereof, (b) not materially alter or demolish the Mortgaged Property except to the extent that such alterations do not decrease the value of the Mortgaged Property and that any replacements will be of like or better quality than the Improvements which were altered or demolished and (c) subject to subsection 1.6, comply with all Requirements of Law affecting the Mortgaged Property.

          1.5    Impositions.  (a) Prior to delinquency, Mortgagor shall pay (i)
                 -----------
all real estate taxes or assessments and special assessments for local improvements, sewer rents, water rates and any other charges in lieu of or in substitution of real estate taxes or assessments and (ii) any license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby ((i) and (ii), collectively, the "Impositions").

          (b) Mortgagor shall furnish Mortgagee upon request within 30 days after the date upon which any such Imposition is payable hereunder by Mortgagor, official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Mortgagee, evidencing the payment thereof.

          (c) If requested by Mortgagee, after any default hereunder in the payment of Impositions or after the occurrence of any Event of Default, Mortgagor shall cause to be furnished to Mortgagee a tax report of a type, duration and prepared by a company reasonably satisfactory to Mortgagee, covering the Mortgaged Property.

          1.6    Permitted Contests.  Mortgagor may contest, after notice to
                 ------------------
Mortgagee, any Imposition or Requirement of Law, provided that (a) in the case
                                                 --------
of an unpaid Imposition such proceedings shall suspend the collection thereof from Mortgagor, Mortgagee and the Mortgaged Property, (b) neither the Mortgaged Property nor any interest therein would be in danger of being sold, forfeited or lost, (c) in the case of a Requirement of Law, neither Mortgagor nor Mortgagee would be in any danger of any additional civil or any criminal liability for failure to comply therewith, and (d) Mortgagor shall have set aside on its books adequate reserves with respect thereto, and shall have furnished such security as may be reasonably requested by Mortgagee.

          1.7    Expenses of Litigation.  All sums reasonably incurred by
                 ----------------------
Mortgagee for the expense of any litigation (including, without limitation, reasonable attorneys' fees and expenses) to prosecute or defend the rights and lien created by this Mortgage shall be paid by Mortgagor on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

          1.8    Casualty or Taking of the Mortgaged Property.  (a) In the event
                 --------------------------------------------
of a condemnation of all or substantially all of the Mortgaged Property, all proceeds of any condemnation award shall be paid to Mortgagee and applied to the indebtedness due to Mortgagee and the Lenders under the Credit Agreement and the Subsidiaries' Guarantee, with any excess to be paid to Mortgagor.

          (b) In the event of damage to or destruction of the Mortgaged Property, or in the event of a partial condemnation of the Mortgaged Property, Mortgagor shall commence to repair and restore the Mortgaged Property pursuant to plans and specifications approved by Mortgagee, in its reasonable discretion, within ninety (90) days from the date of such condemnation, damage or destruction, and shall complete the same with reasonable diligence and as promptly as may be practicable after Mortgagee approves the plans and specifications. However, in no event shall Mortgagor be obligated to commence restoration of the Mortgaged Property until Mortgagee has received insurance proceeds or a condemnation award, as the case may be. Any insurance or condemnation proceeds received in connection with such condemnation, damage or destruction shall be payable to Mortgagee to be applied as follows:

          (i) If the proceeds received are less than $50,000, then such proceeds shall be given to Mortgagor to be held in trust for Mortgagee and the Lenders and applied only for the purpose of repairing, restoring, replacing or rebuilding the Mortgaged Property. Any excess held by Mortgagor, after such restoration, may be retained by Mortgagor.

          (ii) In all other cases, the net amount of the proceeds on account of such condemnation, damage or destruction to the Mortgaged Property, after reimbursement out of such proceeds for any costs and expenses (including reasonable attorneys' fees and disbursements) for collection thereof (such net proceeds and deposits, and any other deposits made therein as provided below, being herein collectively called the "Fund") shall be received and held by Mortgagee and applied in accordance with the following provisions:

               (A) If the net amount of proceeds shall be insufficient to pay the entire cost of restoring the Mortgaged Property (as estimated by a registered architect or professional engineer reasonably satisfactory to Mortgagee, which estimate shall be delivered to Mortgagee before the commencement of any such work), Mortgagor shall, prior to allowing such work to commence, deposit the amount of the deficiency into the Fund, and thereafter from time to time such additional amounts as shall be needed to meet any increases in estimates made by said registered architect or professional engineer. If the net amount of said proceeds shall be insufficient to pay the entire cost of such work, Mortgagor shall pay and be responsible for the deficiency.

               (B) Mortgagor shall be entitled out of the Fund to ninety percent (90%) of the cost of making temporary repairs or doing other work to protect the Mortgaged Property pending adjustment of the insurance loss or the making of permanent repairs, restoration, replacements or rebuilding.

               (C) Mortgagor shall be entitled out of the Fund to payments from time to time as the work progresses in amounts equal to a maximum of ninety percent (90%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees, provided and upon condition that
(1) the work shall have been done in accordance with the plans and specifications therefor, any other requirements contained in this Section, (2) the remaining amount of the Fund shall be sufficient to pay in full for all of the remaining work, and (3) a certificate of an independent registered architect or professional engineer satisfactory to Mortgagee stating that such conditions have been met shall have been delivered to Mortgagee.

               (D) Mortgagor shall be entitled out of the Fund to the remaining ten percent (10%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees when such work shall have been fully completed and paid for and a certificate of an independent registered architect or professional engineer satisfactory to Mortgagee stating that such conditions have been met shall have been delivered to Mortgagee.

               (E) At Mortgagee's request, Mortgagor shall furnish to Mortgagee at the time of any such progress or final payment, a title search or other evidence reasonably satisfactory to Mortgagee (including waivers of lien agreements from the general contractor supervising such work, or in the absence of a general contractor, all contractors, materialmen and others providing labor or services in connection therewith) that the Mortgaged Property and the interests therein of Mortgagee and Mortgagor shall be free from (1) liens for labor performed or claimed to have been performed or materials supplied or claimed to have been supplied, unless the same are bonded, and (2) chattel mortgages, conditional sales contacts, title retention agreements, security interests and agreements, financing agreements, financing statements and any similar agreements, in connection with such work. Notwithstanding any provision to the contrary, Mortgagor shall not be entitled to any amount out of the Fund
(x) while any such lien or other encumbrance shall remain unsatisfied of record, unless in the case of a lien the same is bonded or (y) during the continuance of any Event of Default.

               (F) If any of such insurance proceeds shall remain after the full completion of, and payment for, such repairs, restoration, replacements or rebuilding, the excess shall be paid to Mortgagor.

          1.9  Inspection.  Mortgagee and any persons authorized by Mortgagee
               ----------
shall have the right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable notice.

          1.10 Utilities.  Mortgagor shall pay when due all utility, sprinkler
               ---------
system and protective services charges which are furnished to the Mortgaged Property, whether public or private.

          1.11 Action by Mortgagee to Preserve Mortgaged Property.  Should
               --------------------------------------------------
Mortgagor fail to make any payment or do any act as and in the manner provided in this Mortgage, Mortgagee without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as it may deem necessary therefor. Mortgagor shall, upon demand therefor by Mortgagee pay all reasonable costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights (including, without limitation, reasonable attorneys' fees and expenses) together with interest thereon from the date of each such expenditure until paid, calculated at the Default Rate and the same shall be deemed part of the indebtedness secured by this Mortgage.

          SECTION 2.  DEFAULT
                      -------

          2.1    Remedies.  (a) Upon the occurrence of any Event of Default, in
                 --------
addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of
Section 10 of the Credit Agreement, automatically the indebtedness secured hereby and all other amounts owing under the Subsidiaries' Guarantee, this Mortgage and the other Loan Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the indebtedness secured hereby and all other amounts payable under the Subsidiaries' Guarantee, this Mortgage and the other Loan Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Subsidiaries' Guarantee, or (C) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Mortgaged Property may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          2.2.   Appointment of Receiver.  If an Event of Default shall have
                 -----------------------
occurred and be continuing, Mortgagee, shall, as a matter of right, be entitled to the appointment of a receiver for the Mortgaged Property, and Mortgagor hereby consents to such appointment and waives notice of any application therefor.

          2.3    Remedies, etc. Cumulative.  Each right, power and remedy of
                 -------------------------
Mortgagee provided for herein and now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative, and the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

          SECTION 3.  MISCELLANEOUS
                      -------------

          3.1    Agreement.  This Mortgage has been executed and delivered
                 ---------
pursuant to the Credit Agreement and is entitled to the benefits thereof.

          3.2    Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be given as provided in the Credit Agreement.

          3.3    No Oral Modification.  This Mortgage may not be changed or
                 --------------------
terminated orally.

          3.4    Terms Subject to Applicable Law.  All rights, powers and
                 -------------------------------
remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any one or more of the terms contained in this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term hereof.

          3.5    Successors and Assigns.  All terms of this Mortgage shall run
                 ----------------------
with the land and bind Mortgagor, its successors and assigns, and all persons claiming under or through Mortgagor or any such successor or assign and shall inure to the benefit of Mortgagee, and its successors and assigns.

          3.6    Warranty of Title.  Mortgagor represents that it has good and
                 -----------------
marketable fee simple title to the Mortgaged Property, subject only to the permitted exceptions shown on the title insurance policy delivered to the Mortgagee pursuant to subsection 7.1(t) of the Credit Agreement and to other Liens permitted under Section 9.3 of the Credit Agreement, and has the right to mortgage the Mortgaged Property. Mortgagor will warrant and defend to Mortgagee such title and the lien and interest of this Mortgage as a valid and enforceable first mortgage thereon.

          3.7    Multiple Security.  If (a) the Premises shall consist of one or
                 -----------------
more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the indebtedness secured hereby upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single trustee's sale or foreclosure action, as the case may be, all sale or foreclosure proceedings against all such collateral securing the indebtedness secured hereby (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated sale or foreclosure action is a specific inducement to Mortgagee and the Lenders to extend the indebtedness secured hereby, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the sale or foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more sales, foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the indebtedness secured hereby, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Mortgaged Property, to foreclose this Mortgage or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale in any such proceedings shall not prejudice, limit or preclude Mortgagee's right to commence or continue one or more sales, foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the indebtedness secured hereby, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales, foreclosure or proceedings or exercise of any remedies in such sales, foreclosure or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales, foreclosures or proceedings or any sale or action under this Mortgage on such basis.

          3.8.   Receipt of Copy.  Mortgagor acknowledges that it has received a
                 ---------------
true copy of this Mortgage.

          3.9.   Future Advances.  In addition to any other obligations secured
                 ---------------
by this Mortgage, it shall also secure:

          (a) Future obligations and advances up to the maximum amount stated above (whether made as an obligation, made at the option of the Mortgagee, made after a reduction to a zero or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of execution of the Mortgagee.

          (b) The lien of this Mortgage with respect to future advances, modifications, extensions, and renewals made hereunder shall have the priority to which the Mortgage otherwise would be entitled by law without regard to the fact that the future advance, modification, extension, or renewal may occur after this Mortgage has been executed.

          3.10   Authority to Sign.  Each person signing this Mortgage in a
                 -----------------
representative capacity on behalf of the Mortgagor warrants and represents to the Mortgagee that the person so signing has actual authority and power to so sign, and to bind the Mortgagor to this Mortgage and that all corporate action necessary for the making of the Mortgage has been duly taken.

          3.11   Forbearance Not A Waiver.  Any forbearance by the Mortgagee in
                 ------------------------
exercising any right or remedy under this Mortgage or indebtedness shall not be a waiver, or preclude the exercise of, andy right or remedy.

          By signing below, Mortgagor accepts and agrees to the terms and covenants contained herein.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and its corporate seal has been duly affixed hereto.

ATTEST                              CALIFORNIA PELLET MILL COMPANY
[corporate seal]


By: /s/ E.J. Elliott                By: /s/ John E. Elliott
   ----------------------              -------------------------------------
   Name: E.J. Elliott                  Name: John E. Elliott
   Title: President                    Title: Vice President and Secretary